                                                                     EXHIBIT 3.2




                           THE CHROMALINE CORPORATION

                               ARTICLES OF MERGER


         Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of The Chromaline Corporation, a Minnesota corporation (the "Surviving Corporation"), which is the owner of all of the issued and outstanding shares of Common Stock, $.01 par value per share, of Ikonics Corporation., a Minnesota corporation (the "Subsidiary Corporation"), which is the only outstanding class of capital stock of the Subsidiary Corporation, hereby executes and files these Articles of Merger:

         FIRST: The Plan of Merger providing for the merger of the Subsidiary Corporation into the Surviving Corporation, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation on November 19, 2002, is attached hereto as Exhibit A.

         SECOND: The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series of the Subsidiary Corporation owned by the Surviving Corporation are as follows:


                                                                              Number of Shares
              Designation of Class             Number of Outstanding         Owned by Surviving
                    & Series                            Shares                  Corporation
              --------------------             ---------------------         ------------------
                   Common Stock,                        1,000                     1,000
                  $.01 par value


         THIRD: The Plan of Merger has been duly approved by the Surviving Corporation under Minnesota Statutes Section 302A.621.

         FOURTH: There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, and accordingly, there is no notice required to any other shareholder pursuant to Minnesota Statutes Section 302A.621, Subd. 2.

         FIFTH: Upon the effective time of the merger, pursuant to Minnesota Statutes Section 302A.621, Subd. 1, Article I of the Surviving Corporation's Restated Articles of Incorporation shall be amended in its entirety to read as follows:

              "1.1   The name of this corporation shall be Ikonics Corporation."

         SIXTH: The merger shall be effective at 12:01 a.m., Minneapolis, Minnesota time, on December 16, 2002.


Dated:  December 12, 2002.


                                        THE CHROMALINE CORPORATION


                                        By /s/ Jeffery A. Laabs
                                           ---------------------------------
                                           Jeffery A. Laabs
                                           Chief Financial Officer and Secretary

                                                                       EXHIBIT A

                           THE CHROMALINE CORPORATION

                               RESOLUTIONS OF THE
                               BOARD OF DIRECTORS

                  WHEREAS, it is the judgment of the Board of Directors of The Chromaline Corporation (the "Company") that it is in the best interests of the Company and its shareholders to effect the change of the name of the Company to "Ikonics Corporation" by way of the merger of Ikonics Corporation, a Minnesota corporation and a newly-formed and wholly-owned subsidiary of the Company (the "Subsidiary") with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act;

                  RESOLVED, that the officers of the Company, and each of them, are hereby authorized to take such actions as those officers, or any of them, deem necessary or appropriate to incorporate the Subsidiary, to appoint Jeffery
A. Laabs as the first director of the Subsidiary, and to subscribe the Company for 1,000 shares of Common Stock of the Subsidiary, at a price of $.01 per share, for an aggregate purchase price of $10.00.

                  RESOLVED FURTHER, that the Subsidiary be merged with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

                  RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of Common Stock of the Subsidiary, $.01 par value per share, shall be canceled, and no securities of the Company or any other corporation, or any money or other property, shall be issued to the Company in exchange therefor.

                  RESOLVED FURTHER, that the merger shall be effective at 12:01 a.m., Minneapolis, Minnesota time, on December 16, 2002.

                  RESOLVED FURTHER, that Jeffery A. Laabs, Secretary of the Company, or any other officer of the Company, is hereby authorized and directed to execute, for and on behalf of the Company, Articles of Merger setting forth the Plan of Merger and such other information as required by law, and to cause those articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

                  RESOLVED FURTHER, that upon the effective time of the merger, pursuant to Section 302A.621, Subd. 1, of the Minnesota Business Corporation Act, by virtue of the filing of the Articles of Merger and without any further action by the Company, its Board of Directors, or its shareholders, Article I of the Company's Restated Articles of Incorporation shall be amended in its entirety to read as follows:

                 "1.1 The name of this corporation shall be Ikonics Corporation"

                  RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized, for and on behalf of the Company, to take such other action as those officers, or any of them, deem necessary or appropriate to carry out the purpose of the foregoing resolutions.







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